Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Kevin Soulsby	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces First Quarter 2024 Financial Results

Santa Clara, Calif.—April 25, 2024—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 30, 2024.

Q1 Highlights:

•	Continued strong demand for technology upgrades for hard disk drive (HDD) media resulted in sales of nearly $10 million and gross margin approaching 44% for the quarter.

•

New orders exceeded $20 million for the quarter, and included HDD technology upgrade bookings from multiple customers, including initial HAMR (heat-assisted magnetic recording) upgrade orders from a leading data storage company.

•	Completed agreement related to payment terms with a major HDD customer.

•

Resolved our JDA agreement in order to work directly with key OEMs and their direct suppliers, which led to the April shipment of an initial TRIO™ system to a display cover glass finishing facility in Asia.

•	Total cash, restricted cash and investments were $65 million at quarter end, and with more meaningful accounts receivable collections quarter-to-date the current balance is over $75 million.

“We are pleased to demonstrate our critical role in the HDD ecosystem with Q1 revenues approaching $10 million, consisting primarily of HAMR technology upgrade sales,” commented Nigel Hunton, president and chief executive officer. “Our HDD backlog of $53 million at quarter-end reflects continued strong bookings for upgrades in support of our customers’ strategic technology roadmaps, and supports the visibility and longevity of a multi-year HAMR investment cycle, which in Q1 expanded for the first time to multiple HDD customers. We expect these strategic investments to boost areal density will continue to drive strength in our HDD business for several years, and with continued advancements in reducing the cost-per-bit of HDD storage we agree with industry expectations of robust demand for hard drive media.

“With our first TRIO shipping into the field earlier this month, the level of excitement amongst Intevac employees is real,” continued Mr. Hunton. “Since achieving qualification of the initial TRIO system just prior to year-end 2023, we have continued to navigate the complexities of the display cover glass ecosystem for consumer electronics. We successfully reached an agreement to deliver our first TRIO system in April, which is expected to convert to revenue upon successful end-customer qualification. We continue to believe the TRIO platform will be our major growth driver for the future, and the strong end-market customer demand and pull for the impressive capabilities and performance of our system helped drive the successful shipment of the first system earlier this month.” Mr. Hunton concluded, “We remain steadfast in our focus to successfully transform Intevac into a consistently profitable company with a strong growth trajectory, and our decision to focus on the long-term potential of each of our flagship systems during the first quarter culminated in both an immediate return to HDD upgrade deliveries and the collection of overdue of receivables, as well as the shipment of our first TRIO. I wish to thank the incredible Intevac team of employees who are executing phenomenally and we also wish to thank our stockholders for their continued support.”

($ Millions, except per share amounts)	Q1 2024		Q1 2023
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$9.6	$9.6	$11.5	$11.5
Operating Loss	$(4.4)	$(4.4)	$(4.5)	$(4.5)
Net Loss	$(1.6)	$(2.7)	$(3.9)	$(4.2)
Net Loss per Diluted Share	$(0.06)	$(0.10)	$(0.15)	$(0.16)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2024 Summary

Revenues were $9.6 million, compared to $11.5 million in the first quarter of 2023, and consisted of HDD upgrades, spares and service. Gross margin was 43.7%, compared to 40.9% in the first quarter of 2023. Operating expenses were $8.7 million, compared to $9.2 million in the first quarter of 2023. The operating loss was $4.4 million compared to $4.5 million in the first quarter of 2023.

The net loss for the quarter was $1.6 million, or $0.06 per diluted share, compared to a net loss of $3.9 million, or $0.15 per diluted share, in the first quarter of 2023. The non-GAAP net loss for the first quarter of 2024 was $2.7 million, or $0.10 per diluted share, compared to a non-GAAP net loss of was $4.2 million, or $0.16 per diluted share, in the first quarter of 2023.

Order backlog was $53.1 million on March 30, 2024, compared to $42.4 million on December 30, 2023 and $120.7 million on April 1, 2023. Backlog at March 30, 2024 and December 30, 2023 did not include any 200 Lean HDD systems. Backlog at April 1, 2023 included eleven 200 Lean HDD systems.

The Company ended the quarter with $65.5 million of total cash, cash equivalents, restricted cash and investments and $114.0 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 5:30 a.m. PDT (8:30 a.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13745582. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/login/intevac042524 or on the Company’s investor relations website at https://ir.intevac.com/.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, our industry-leading 200 Lean® platform supports the majority of the world’s capacity for HDD disk media production, as well as all technology upgrade initiatives currently underway in support of next-generation HAMR (heat-assisted magnetic recording) media. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional markets with our groundbreaking TRIO™ platform, which enables high-value coatings to be deployed cost-effectively on an array of glass displays and other substrates, including for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® and TRIO™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 30, 2024	April 1, 2023
Net revenues	$9,631	$11,542
Gross profit	4,204	4,719
Gross margin	43.7%	40.9%
Operating expenses
Research and development	4,369	3,973
Selling, general and administrative	4,281	5,200

Total operating expenses	8,650	9,173

Total operating loss	(4,446)	(4,454)
Interest and other income	2,221	672

Loss before provision for income taxes	(2,225)	(3,782)
Provision for income taxes	476	386

Net loss from continuing operations	(2,701)	(4,168)
Net income from discontinued operations	1,095	277

Net loss	$(1,606)	$(3,891)

Net loss per share
Basic and diluted – continuing operations	$(0.10)	$(0.16)
Basic and diluted – discontinued operations	$0.04	$0.01
Basic and diluted – net loss	$(0.06)	$(0.15)
Weighted average common shares outstanding
Basic and Diluted	26,522	25,781

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 30, 2024	December 30, 2023
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$63,844	$68,846
Accounts receivable, net	25,136	18,613
Inventories	45,808	43,795
Prepaid expenses and other current assets	2,387	2,123

Total current assets	137,175	133,377
Long-term investments	922	2,687
Restricted cash	700	700
Property, plant and equipment, net	7,149	7,664
Operating lease right-of-use assets	7,182	7,658
Intangible assets, net	920	954
Other long-term assets	3,194	3,466

Total assets	$157,242	$156,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$902	$1,008
Accounts payable	5,494	5,800
Accrued payroll and related liabilities	2,837	3,475
Other accrued liabilities	1,955	1,820
Customer advances	23,044	20,407

Total current liabilities	34,232	32,510
Non-current liabilities
Non-current operating lease liabilities	6,591	6,976
Customer advances	1,482	1,482
Other non-current liabilities	14	21

Total non-current liabilities	8,087	8,479
Stockholders’ equity
Common stock ($0.001 par value)	27	26
Additional paid-in capital	211,398	210,320
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	30	97
Accumulated deficit	(66,981)	(65,375)

Total stockholders’ equity	114,923	115,517

Total liabilities and stockholders’ equity	$157,242	$156,506

Note: Amounts as of December 30, 2023 are derived from the December 30, 2023 audited consolidated financial statements

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 30, 2024	April 1, 2023
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(4,446)	$(4,454)

Non-GAAP Operating Loss	$(4,446)	$(4,454)
Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(1,606)	$(3,891)
Discontinued operations[1]	(1,095)	(277)

Non-GAAP Net Loss	$(2,701)	$(4,168)
Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.06)	$(0.15)
Discontinued operations[1]:	(0.04)	(0.01)
Non-GAAP Net Loss Per Share	$(0.10)	$(0.16)
Weighted average number of diluted shares outstanding	26,522	25,781

[1]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.